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                                                                 Exhibit 3.1 (c)
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                ANTEC CORPORATION

                   ------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                   ------------------------------------------


         ANTEC Corporation, a Delaware corporation (hereinafter the "Corporation"), does hereby certify as follows:

         FIRST:   The Corporation has capital stock.

         SECOND: Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                  FOURTH: The total number of shares of stock of all classes which the corporation shall have authority to issue is one hundred and fifty-five million (155,000,000) shares consisting of one hundred and fifty million (150,000,000) shares of common stock, par value $.01 per share, and five million (5,000,000) shares of preferred stock, par value $1.00 per share.

         THIRD:   The foregoing amendment was duly adopted in accordance with
                  Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, ANTEC Corporation has caused this Certificate to be executed in its corporate name this 8th day of May, 2000.

                                             ANTEC Corporation

                                             By:  /s/ Robert Stanzione
                                                  ------------------------------
                                                  Name:  Robert Stanzione
                                                  Title: President & CEO
ATTEST:

By: /s/ Lawrence A. Margolis
    -------------------------------
        Name:  Lawrence A. Margolis
        Title: Secretary